UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2003

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	1-8246	71-0205415
(State of incorporation	(Commission	(I.R.S. Employer
or organization)	File Number)	Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas 77032
(Address of principal executive offices, including zip code)

(281) 618-4700
(Registrant's telephone number, including area code)

No Change
(Former name, former address and former fiscal year; if changed since last report)

- 1 -

Item 5.

Other Events

Southwestern Energy Company announced March 20, 2003, that it completed the sale of 1,237,500 shares of common stock in connection with the exercise by the underwriters of the over-allotment option granted by the Company in the recent equity offering. Southwestern received an additional $13.5 million in net proceeds from the exercise of the over-allotment option. The approximately $103.3 million of aggregate net proceeds from the equity offering will be used to accelerate the development drilling of the Company's Overton Field in East Texas and for general corporate purposes. RBC Capital Markets acted as lead manager for the offering and Raymond James, Johnson Rice & Company L.L.C. and Hibernia Southcoast Capital acted as co-managers. For additional information see exhibit 99.1.

Item 7.(c)

Exhibits

(99.1) Press release dated March 20, 2003, announcing the exercise of the over-allotment option on Southwestern Energy Company's public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

DATE:	March 20, 2003	BY:	/s/ GREG D. KERLEY
Greg D. Kerley
Executive Vice President
and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

99.1	Press release dated March 20, 2003, announcing the exercise of the over-allotment option on Southwestern Energy Company's public offering.